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                                                                    Exhibit 99.3

                         BLUE RIDGE REAL ESTATE COMPANY
                             BIG BOULDER CORPORATION

                           NOMINEE HOLDER CERTIFICATE

      The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to subscribe for and purchase shares of common stock of Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder") (collectively the "Company"), without par value, pursuant to the rights offering (the "Rights Offering") described in the Company's prospectus dated _______, 2005, (the "Prospectus"), hereby certifies to the Company and to HSBC Bank USA, National Association, as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) of beneficial owners of Rights who have subscribed for the purchase of additional shares of the Company's common stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and
(2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                                                        NUMBER OF SHARES SUBSCRIBED FOR
     NUMBER OF SHARES OWNED ON THE  RIGHTS EXERCISED PURSUANT TO BASIC   PURSUANT TO OVER-SUBSCRIPTION
              RECORD DATE                 SUBSCRIPTION PRIVILEGE                   PRIVILEGE
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Provide the following information, if applicable:

______________________________________________________________
Depository Trust Company ("DTC")
Participant Number

By:____________________________________________________________________________
Name:
Title:

_______________________________________________________________________________
DTC Basic Subscription Confirmation
Number(s)